Exhibit 10.7

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

AMENDMENT TO THE

GAS GATHERING AGREEMENT

BETWEEN

QUESTAR GAS COMPANY

AND

QUESTAR GAS MANAGEMENT COMPANY

THIS AMENDMENT is entered into this 6th day of February, 1998, between QUESTAR GAS COMPANY and QUESTAR GAS MANAGEMENT COMPANY.

The Parties represent as follows:

A.	Mountain Fuel Supply Company (MFS) and Questar Pipeline Company entered into a Gas Gathering Agreement on October 11, 1993 (Agreement).

B.	Questar Gas Management Company (QGM) assumed all of Questar Pipeline Company’s interest, rights, duties and obligations under the Agreement in an Assignment dated March 1, 1996 (Assignment).

C.	Mountain Fuel Supply Company became Questar Gas Company (QGC) on January 1, 1998.

The Parties agree as follows:

1. Article III (a)(3) to the Agreement is deleted and the first amended Article III (a)(3) below is inserted in its place.

Article III – Gathering Charges, Reimbursements and Credits

(3) Effective after August 31, 1997, until the termination of this Agreement, rates will be redetermined each year, to be effective from September 1 through the following August 31, and will be based on:

(i)	An allocated portion of the annual cost of service for the prior calendar year that is attributable to QGM’s gathering function through which any gas dedicated under § I(d) flows during that year, in accordance with the methodology shown in Appendix B. The allocation for each cost center under this subparagraph shall be the ratio of the November through March volumes dedicated and flowing under § I(d) to total November through March volumes for each cost center.

(ii)	An assignment of **% of the resultant annual gathering cost of service to demand charges and **% to commodity charges.

(iii)	Billing determinants. Demand charge: Each month’s demand charge is ** of the total demand allocation. Commodity charge: The actual quantity gathered under this Agreement during the prior calendar year.

(iv)	Gathering rates will be determined based on QGC’s share of the costs for each of QGM’s 55 gathering cost centers.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

2. Paragraphs 3.(d) (e) (f) and (g) of Appendix B to the Agreement are deleted and first amended paragraphs 3.(d) (e) (f) (g) and (h) of Appendix B to the Agreement below are inserted in their place.

(d) Federal and State Income Taxes. QGC combined federal and state income tax rate shall be applied to the equity portion of the return on rate base.

(e) Rate Base. The average rate base shall be determined by taking an average of the beginning and ending months for which data are being used pursuant to ¶ 1 above (adjusted as necessary pursuant to that paragraph) and shall include that portion of the following that are directly related or allocable to the gathering services performed under this Agreement:

(i)	Gas plant,

(ii)	Accumulated depreciation and amortization,

(iii)	Working capital,

(iv)	Deferred income taxes, and

(v)	QGM’s general and intangible plant

(f) Rate of Return. The rate of return on rate base shall be the pre-tax rate of return derived from the overall rate of return allowed by the Utah Public Service Commission for QGC effective at the end of the period.

(g) All accounting and allowed costs will be consistent with ratemaking policies that have been set by the Utah Public Service Commission, including allowed rate of return and methodologies for calculating rate base, test year and types of costs that are not allowed.

(h) The costs of gathering activities determined under this Appendix will be reduced by other operating revenues that are directly related to those costs.

3. Except as expressly amended, the Agreement remains in full force and effect.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

THIS AMENDMENT is entered into by the authorized representatives of the Parties whose signatures appear below.

QUESTER GAS COMPANY:		QUESTAR GAS MANAGEMENT COMPANY:

By:	/s/ D. N. Rose	By:	/s/ G. L. Nordloh

D. N. Rose		G. L. Nordloh
Name (please type)		Name (please type)

President & CEO		President & CEO

Title		Title